UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2016

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(814) 870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Erie Indemnity Company (the "Company") appointed Greg Gutting, 53, Executive Vice President and Chief Financial Officer of the Company effective August 1, 2016. Mr. Gutting has served as Interim Executive Vice President and Chief Financial Officer since October 2015. Prior to that appointment, Mr. Gutting served as Senior Vice President, Controller and Principal Accounting Officer of the Company for more than six years, and has worked at the Company for over 30 years.

There is no family relationship between Mr. Gutting and any other executive officer or member of the board of directors of the Company, and there are no related party transactions with regard to Mr. Gutting that are reportable under Item 404(a) of Regulation S-K. Mr. Gutting is not party to any plan, contract, or arrangement in connection with his appointment as Executive Vice President and Chief Financial Officer.

Mr. Gutting’s compensation arrangement includes (i) an annual base salary of $425,000, (ii) a target Annual Incentive Plan (“AIP”) award equal to 60% of base salary and (iii) a target Long Term Incentive Plan (“LTIP”) award equal to 90% of base salary.

Appointment of Senior Vice President and Controller (Principal Accounting Officer)

The Company appointed Julie Pelkowski, 46, Senior Vice President and Controller effective August 1, 2016. Ms. Pelkowski has served as interim controller since October 2015. Ms. Pelkowski joined the Company in 1998 and moved through financial accounting roles with increasing responsibility, most recently as vice president, Financial Reporting, until her appointment as interim controller.

There is no family relationship between Ms. Pelkowski and any executive officer or member of the board of directors of the Company, and there are no related party transactions with regard to Ms. Pelkowski that are reportable under Item 404(a) of Regulation S-K. Ms. Pelkowski is not party to any plan, contract, or arrangement in connection with her appointment as Senior Vice President and Controller.

Agreement with Former Executive Vice President of Sales & Marketing

On July 21, 2016, Erie Indemnity Company (the "Company") entered into an Agreement with John F. Kearns, its former Executive Vice President of Sales & Marketing, who separated from the Company effective July 1, 2016 (the "Agreement").

The Agreement provides that, in consideration of the execution and performance of the Agreement by Mr. Kearns, he will be entitled to receive (i) a lump-sum payment of $250,000, (ii) 50% of any award to be earned upon Company’s achievement of the applicable performance goals under the Company’s 2016 AIP, (iii) 150% of his target award based on individual performance goals under the 2016 AIP and (iv) 83.33% of any award to be earned upon satisfaction of the Company’s performance goals for the 2014-2016 performance period under the Company’s LTIP. The 83.33% reflects the proration for 30/36 of the LTIP performance period. In accordance with the terms of both the AIP and the LTIP, the payment of such awards: (A) are subject to the exercise of discretion by the Company’s Executive Compensation and Development Committee to reduce or eliminate awards that would otherwise have been earned by executive vice presidents as a class under the 2016 AIP or the LTIP for the 2014-2016 performance period; and (B) will be made at the time awards for the performance period are paid to other participants of such plan.

In addition, he will be eligible for payment for any unused vacation time; his accrued benefits under the Erie Insurance Group Retirement Plan for Employees, Employee Savings Plan, Supplemental Employee Retirement Plan and Deferred Compensation Plan; and certain other employee benefits as provided for in accordance with each plan’s documents and the Company’s policies.

The Agreement further provides for a release by Mr. Kearns of any claims he might have against the Company and its officers, directors and related persons; customary confidentiality provisions; as well as an agreement by Mr. Kearns to cooperate with the Company (if his assistance is needed during the two-year period following his resignation) in connection with matters that arose while he was employed by the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Report.

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Item 8.01 Other Events.

At its meeting on July 26, 2016, the Company's Board of Directors approved the following quarterly dividend on shares of Erie Indemnity Company Class A common stock:

Dividend Number: 344
Class A Rate Per Share: $0.73
Declaration Date: July 26, 2016
Ex-Dividend Date: October 3, 2016
Record Date: October 5, 2016
Payable Date: October 20, 2016

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1 Agreement between Erie Indemnity Company and John F. Kearns dated July 21, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

July 27, 2016	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: Corporate Secretary and Senior Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Agreement between Erie Indemnity Company and John F. Kearns dated July 21, 2016